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                                                                   Exhibit 10.11

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS SECURITY IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 6 HEREOF.

                             BRICKMAN HOLDINGS CORP.
              10.65% JUNIOR SUBORDINATED NOTE DUE JANUARY 31, 2007


US $5,000,000                                                   January 14, 1998

          For value received and intending to be legally bound, BRICKMAN HOLDINGS CORP., a Delaware corporation (the "Company"), hereby promises to pay to the order of Stockholders Representative, on behalf of all of the Stockholders, (together with any subsequent holder of this Note, the "Holder"), the principal sum of Five Million Dollars ($5,000,000), and to pay interest on the principal amount of this Note at the rate of ten and sixty-five one hundredths percent (10.65%) per annum, such principal and interest to be payable at the times and in the manner hereinafter set forth. Certain capitalized terms used herein and not otherwise defined herein are defined in Section 12 hereof.

          1.    Interest and PIK Notes.

                1.1 Interest. This Note shall bear interest on the unpaid principal amount at a rate per annum equal to ten and sixty-five one hundredths percent (10.65%). Accrued but unpaid interest hereon shall be payable annually in arrears on January 14th of each year, commencing January 14, 1999 (each such date being a "Payment Date").

                1.2 PIK Notes. Notwithstanding the foregoing, with respect to any Payment Date occurring on or prior to January 14, 2001, the Company may issue a note (a "PIK Note"), dated such Payment Date, having a principal amount equal to all or a portion of the interest amount due on such Payment Date in lieu of paying a like amount of the interest due on such Payment Date in cash. Except as otherwise set forth in this Note, the PIK Notes shall be identical to this Note.

          2. Method of Payment. The Company shall pay interest and principal on this Note to Holder by a wire transfer of immediately available funds to the account or accounts specified by the Holder in writing, or, as and to the extent permitted by Section 1.2, by delivering a PIK Note, at Holder's address specified in Section 13.5 hereof, or to such other address designated in writing by Holder and provided to the Company at least ten (10) Business Days before any Payment Date.

     The Company shall pay all principal and interest payments required to be paid in cash in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

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     If the date of an interest or principal payment is not a Business Day, payment may be made at that place on the next succeeding Business Day, and no interest on the amount payable shall accrue for the intervening period. Interest under this Note shall be calculated on the basis of a 365-day year and actual days elapsed from and including the date of issuance or the last Payment Date, as the case may be, until and including the date immediately preceding the date of any payment.

          3. Repayment. The principal on this Note together with accrued but unpaid interest hereon shall be immediately due and payable and shall be repaid in full upon the earliest occurrence of any of the following events:

                      (a)   January 31, 2007;

                      (b)   an IP0;

                      (c)   a Change of Control; or

                      (d)   a Recapitalization.

          4. Extension Fee. If all or a portion of this Note is outstanding on January 14, 2003, (the "Extension Date"), the Company shall pay on the Extension Date to the Holder, as additional interest, an extension fee ("Extension Fee") equal to five percent (5%) of the principal amount hereof outstanding on the Extension Date in the manner provided in Section 2 hereof. No Extension Fee will be payable with respect to any PIK Notes.

          5. Redemption. The Company may redeem this Note in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of the principal amount then outstanding), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on or after January 14th of the years set forth below:

Period                                  Redemption Price
------                                  ----------------
1998                                    103%
1999                                    102%
2000                                    101%
2001 and thereafter                     100%

     Notice of redemption shall be mailed by first-class mail at least ten (10) days but not more than sixty (60) days before the redemption date to the Holder of this Note at the address set forth in Section 13.5.

          6.    Transfer.

                                       -2-

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                6.1   Restrictions on Transfer. The Holder of this Note may not
sell, assign or transfer this Note or any portion hereof prior to January
14, 2003, provided however, that the Holder of this Note may sell, transfer or assign this Note or any portion hereof at any time to (a) any other Stockholder or to any trust for the benefit of any Stockholder (including any trust for the benefit of Holder), (b) any spouse or descendant (natural or adopted) of any Stockholder or any trust for the benefit of any spouse or descendant of a Stockholder, (c) The Brickman Foundation or (d) any other holder of equity securities of the Company as of the date the Note was originally issued.

                6.2 Transfer Procedures. When this Note is presented to the Company with a request to transfer all or any portion thereof and such transfer is permitted by Section 6.1 hereof, or if a Holder wishes to exchange this Note for an equal principal amount of Notes of other denominations, the Company shall make the transfer or exchange as requested, and issue replacement Notes of the same tenor as this Note to the appropriate parties; provided, however, that if this Note is presented or surrendered for transfer or exchange it shall be duly endorsed or be accompanied by a written instrument of transfer duly executed by the Holder or his attorney duly authorized in writing.

          7. Covenants. The Company covenants and agrees that so long as any portion of this Note is outstanding, and unless the Holder otherwise agrees in writing:

                7.1 Payment of Note. The Company shall pay the principal and interest on this Note and any other amounts due hereunder on the dates and in the manner provided in this Note.

                7.2 Limitations on Transactions with Affiliates. Neither the Company nor any of its Subsidiaries may effect any transaction with any of their respective Affiliates (except for the Company and its Subsidiaries) on a basis less favorable to the Company and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate; provided however, that the Company and its Subsidiaries shall not be prohibited from making Permitted Affiliate Payments.

                7.3 Limitation on Additional Indebtedness. The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, incur any Indebtedness (including any Indebtedness of a Person existing at the time of the acquisition of such Person or assumed in connection with the acquisition of assets from such Person) unless after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, (a) the ratio of the total Indebtedness of the Company and its Subsidiaries (excluding any Indebtedness owed to a Subsidiary by any other Subsidiary or the Company and any Indebtedness owed to the Company by any Subsidiary) to the sum of the Company's EBITDA plus Consolidated Pro Forma Acquisition EBITDA (based on the last four fiscal quarters of the Company and its consolidated Subsidiaries for which financial statements are available at the date of determination) is less than (i) 6.0 to 1 if the Indebtedness is incurred after the date hereof but prior to January 14, 2000, (ii) 5.5 to 1 if the Indebtedness is incurred on or after January 14, 2000 but prior to January 14, 2001, and (iii) 5.0 to 1 if the Indebtedness is

                                       -3-

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incurred on or after January 14, 2001 and (b) the ratio of Funded Debt of the
Company and any of its Subsidiaries (excluding Indebtedness owed to a Subsidiary by any other Subsidiary) to the sum of the Company's EBITDA plus Consolidated Pro Forma Acquisition EBITDA (based on the last four fiscal quarters of the Company and its consolidated Subsidiaries for which financial statements are available at the date of determination) is less than (i) 5.0 to 1 if the Funded Debt is incurred after the date hereof but prior to January 14, 2000, (ii) 4.5 to 1 if the Funded Debt is incurred on or after January 14,2000 but prior to January 14, 2001, (iii) 4.0 to 1 if the Funded Debt is incurred on or after January 14, 2001. For purposes of making a determination under this paragraph of this Section 7.3, total Indebtedness and Funded Debt shall not include any revolving credit Indebtedness (including revolving credit Indebtedness under the Credit Agreement) to the extent that such Indebtedness (i) is required by the terms of the instrument governing such revolving credit Indebtedness to be paid down at least once annually or (ii) is available under a credit facility, but is not outstanding as of the applicable date of determination. Any revolving credit Indebtedness not subject to clause (i) shall be subject to the provisions of this paragraph when incurred, but once incurred in accordance with this Section 7.3, such Indebtedness may continue to exist and be outstanding and may be repaid and reborrowed up to such amount incurred as permitted under this paragraph without being subject to any further test under this paragraph.

     Notwithstanding anything in this Note to the contrary, the Company and its Subsidiaries may incur Indebtedness under the Credit Agreement up to $132,000,000 (including revolving credit Indebtedness) (the "Credit Agreement Cap") without regard to the limitations contained in the first paragraph of this
Section 7.3 or elsewhere in this Note. The amount of the Credit Agreement Cap shall be reduced by any permanent reduction of Indebtedness under the Credit Agreement.

                7.4 Limitation on Distributions. Neither the Company nor any of its Subsidiaries shall directly or indirectly make any Distributions, except that the following shall be permitted: (a) Subsidiaries of the Company may make Distributions to the Company or to any wholly-owned Subsidiary of the Company,
(b) repurchasing shares of the Company's Capital Stock from a former employee or consultant of the Company (or Subsidiary of the Company) where such repurchase arises from the Company's option or obligation to repurchase such shares upon termination of such employee's employment (including the obligation of the Company to repurchase the shares of Scott W. Brickman pursuant to the Employment Agreement between Scott W. Brickman and the Company), (c) Permitted Tax Distributions or (d) distributions of Capital Stock other than any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or at the option of the holder, matures or is mandatorily redeemable in whole or in part prior to the maturity date of the Note.

          8.    Subordination.

                8.1 Subordination. The Company, for itself and its successors, and the Holder, by its acceptance thereof, agrees that this Note is and shall be subordinated in right of payment, to the extent and in the manner provided in this Section 8, to the prior payment in full of all obligations pursuant to Senior Debt. For the purposes of this Note, Senior Debt shall not be

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deemed to have been paid in full until the holders or owners of the Senior Debt shall have indefeasibly received payment of all obligations arising with respect to such Senior Debt in cash. This Section 8 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

                8.2 Dissolution; Liquidation; Bankruptcy. Upon any payment or distribution of all or any of the assets or securities of the Company of any kind or character upon any dissolution, winding up, liquidation, reorganization, arrangement, adjustment, protection, relief or other similar case or proceeding under any federal or state bankruptcy or similar law (whether voluntary or involuntary, in bankruptcy, insolvency, receivership, arrangement, reorganization or relief proceedings or upon any assignment for the benefit of creditors or any marshaling of the assets and liabilities of the Company or otherwise) (the foregoing being a "Reorganization"):

                      (a) all Senior Debt shall first be entitled to be paid in full before the Holder is entitled to receive any payment on account of this Note; and

                      (b) any payment or distribution in respect of this Note to which the Holder would be entitled except for the provisions of this Section 8, shall be paid by the Company, the liquidating trustee or agent or other person making such payment or distribution directly to the holders of the Senior Debt or their representative or to the trustee under any indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as the case may be, for application (in the case of cash, or as collateral in the case of non-cash property or securities) for, the payment or prepayment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution (in the case of cash) to the holders of such Senior Debt.

                8.3 Specific Powers in Reorganization. In any proceedings with respect to any Reorganization, the Holder irrevocably authorizes the Representative or if there is more than one Representative, the Representative of the Senior Debt with the highest priority:

                      (a) to prove and enforce any claims on this Note owed by the Company to the Holder either in the name of the Representative or in the name of the Holder as the attorney-in-fact of the Holder;

                      (b) to vote claims arising from this Note and to accept or reject on behalf of the Holder any plan proposed in connection with any such Reorganization;

                      (c) to accept and execute receipts for any payment or distribution made with respect to this Note and to apply such payment or distribution to the payment of this Note; and

                      (d) to take any action and to execute any instruments necessary to effectuate the foregoing, either in the name of the Representative or in the name of the Holders as the attorney-in-fact of the Holder.

                8.4   Default.

                      (a) In the event that any Senior Debt Payment Default shall have occurred and be continuing, unless and until such Senior Debt Payment Default shall have been cured or waived in writing, then no payment shall be made by or on behalf of the Company for or on account of this Note, and the Holder shall not take or receive from the Company, directly or indirectly, in cash or other property, payment for all or any of this Note (except the Holder may receive the PIK Notes and any other Indebtedness which is subordinated to at least the same extent as this Note is to (x) Senior Debt and (y) any securities issued in exchange for Senior Debt).

                      (b) In addition, upon the occurrence of a Senior Debt Non-Payment Default, no payment shall be made by or on behalf of the Company for or on account of this Note, and the Holder shall not take or receive from the Company, directly or indirectly, in cash or other property, payment of all or any of this Note (except the Holder may receive the PIK Notes and any other Indebtedness which is subordinated to at least the same extent as this Note is to (x) Senior Debt and (y) any securities issued in exchange for Senior Debt) during the period (the "Payment Blockage Period") commencing on the date of receipt by the Company of a written notice from the Representative of Specified Senior Debt of such Senior Debt Non-Payment Default and extending unless and until the earliest of (a) such Payment Blockage Period shall have been terminated by written notice to the Company or the Holder from the Representative of the Specified Senior Debt, (b) such Senior Debt Non-Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Specified Senior Debt shall have been paid in full or (c) more than 179 days shall have elapsed since the receipt of such written notice by the Company from the Representative regarding such Senior Debt Non-Payment Default, after which, in the case of clauses (a), (b) and (c), the Company shall resume payments and distributions in respect of this Note, including any missed payments. Notwithstanding any other provision of this Note, in no event shall a Payment Blockage Period commenced in accordance with the provisions of this Note described in this paragraph extend beyond 179 days from the date of receipt by the Company of the notice referred to above (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period, provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Payment Blockage Period. After the expiration of the Initial Payment Blockage Period, no Payment Blockage Period may be commenced until at least 190 days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of this Note, no Senior Debt Non-Payment Default which existed or was continuing on the date of commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Senior Debt Non-Payment Default shall have been cured or waived for a period of not less than 180 consecutive days.

                      (c) Payments Held in Trust. If, notwithstanding the foregoing provisions of this Section 8.4, any payment or distribution of the assets of the Company or any of its present or future Subsidiaries of any kind or character shall be received, by way of set-off or otherwise, by the Holder at a time when such payment or distribution is prohibited by this Section 8.4, and before all Senior Debt is paid in full, such payment or distribution and the amount of any such set-off shall be held in trust by the Holder and promptly paid over to the Representative (who shall have the right to convert any such assets into cash) for application to the payment of Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of Senior Debt.

                      (d) Notice of Senior Debt Defaults to Holder. The Company shall advise the Holder in writing of the occurrence of any Senior Debt Payment Default or Senior Debt Non-Payment Default within seven (7) Business Days of the Company's actual knowledge of the occurrence thereof

                8.5 Restrictions on Acceleration. No Holder may without the prior written consent of the Representative and the representative of the holders of any Specified Senior Debt, (a) accelerate the maturity of, or institute proceedings to enforce against the Company, this Note notwithstanding any term or provision to the contrary contained herein or in any agreement or instrument relating hereto (provided that the Holder shall not be prohibited from instituting proceedings seeking equitable relief from a breach by the Company of Sections 7.2, 7.3 and 7.4 hereof) or (b) commence or join with any other creditor or creditors of the Company in commencing any proceeding against the Company seeking to effect a reorganization of the Company unless and until
(i) the expiration of 180 days from the date the Holder provides notice to each such Representative that a default has occurred under this Note and that the Holder desires to take action against the Company as a consequence thereof, (ii) the earlier waiver or cure of the default giving rise thereto, (iii) the acceleration by the Representative or any holder of any Specified Senior Debt,
(iv) the commencement of any foreclosure action available to the holders of Specified Senior Debt, (v) the payment in full, in cash or cash equivalents, of all Senior Debt and the termination of the Representative's commitment to extend credit pursuant to the Credit Agreement or (vi) the occurrence of any event set forth in Section 9.1(e) or (f).

                8.6 Holder to be Subrogated to Rights of Holders of Senior Debt. Upon payment in full of all obligations arising with respect to Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until this Note shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Debt by or on behalf of the Company or by or on behalf of the Holder by virtue of this
Section 8 which otherwise would have been made to the Holder shall, as among the Company, its creditors other than the holders of Senior Debt and the Holder, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Section 8 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Senior Debt, on the other hand.

                If any payment or distribution to which the Holder would otherwise have been entitled but for the provisions of this Section 8 shall have been applied, pursuant to the provisions of this Section 8, to the payment of all amounts payable under the Senior Debt, then and in such case, the Holder shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay holders of Senior Debt all amounts payable under or in respect of the Senior Debt in full in cash.

                8.7 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt. The Company agrees that it will not make any payment under this Note, or take any other action, in contravention of the provisions of this Section 8, and no right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify, amend or restructure the terms of the Senior Debt or any instrument or agreement evidencing or governing the same or any security therefor and release, sell or exchange any security therefor and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the Holder. No provision in any amendment, supplemental agreement or other agreement, documents, instrument which adversely affects the superior position of the holders of the Senior Debt shall be effective unless the consent of such holders for such action, shall have been obtained.

                8.8 Obligations of Company Unconditional. Nothing contained in this Section 8 is intended to or shall impair, as between the Company and the Holder, the obligations of the Company, which are absolute and unconditional, to pay to the Holder the principal of, premium, if any, on and interest on this Note as and when the same shall become due and payable in accordance with its terms or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Debt, and, except as provided in Section 8.5, nothing contained herein shall prevent the Holder from exercising all remedies otherwise permitted by applicable law upon an Event of Default, subject to the rights, if any, under this Section 8 of the holders of such Senior Debt in respect of cash, property, security or securities of the Company received upon the exercise of any such remedy. The failure to make a payment on account of principal of, premium, if any on or interest on this Note by reason of any provision of this Section 8 shall not be construed as preventing the occurrence of an Event of Default under Section 9.

                Upon any payment or distribution of assets of the Company referred to in this Section 8, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the Representative or of the liquidating trustee or agent or other person making any distribution to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

          9.    Events of Default; Remedies.

                9.1 Events of Default. If any one or more of the following events ("Events of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                      (a) if default shall be made in the due and punctual payment of all or any part of the principal of this Note when and as the same shall become due and payable in accordance with the terms hereof, whether at the stated maturity thereof, upon acceleration or redemption, by notice of or demand for prepayment, or otherwise;

                      (b) (i) if default shall be made in the due and punctual payment of any interest (other than interest due on the first three Payment Dates) on or any other amounts due under this Note when and as such interest or amounts shall become due and payable and such default shall have continued for a period of five (5) Business Days or (ii) if default shall be made in the due and punctual payment of any interest due on the first three Payment Dates and such default shall have continued for a period of ten (10) Business Days following written notice by the Holder to the Company of such default;

                      (c) if default shall be made in the performance or observance of any covenant, agreement or condition contained in this Note and such default shall have continued for a period of thirty (30) days after the earlier to occur of (i) the Company's Chief Executive Officer obtaining actual knowledge of such default or (ii) the Company's receipt of written notice of such default from the Holder hereof;

                      (d) if Indebtedness of the Company or any of its Subsidiaries is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million at the time;

                      (e) if the Company or the Guarantor shall make a general assignment for the benefit of creditors, or generally shall not pay their debts as they become due, or shall admit in writing their inability to pay their debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking for themselves any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against either of them in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver, liquidator or fiscal agent for either of them or for all or any substantial part of its properties, or shall (or its directors or stockholders shall) take any action looking to their dissolution or liquidation;

                      (f) if, within sixty (60) days after the commencement of an action against the Company or the Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company or the Guarantor stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, custodian, receiver, liquidator or fiscal agent for the Company or the Guarantor or for all or any substantial part of their respective properties, such appointment shall not have been vacated;

then, in the case of an Event of Default and at the option of the Holder, (or in the event that this Note has been transferred in part or is exchanged for more than one Note pursuant to the terms of Section 6.1, then by holders of a majority of the principal amount of Notes then outstanding) exercised by written notice to the Company, and subject to the limitations set forth in Section 8.5, the principal of and premium on this Note shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the Holder the entire principal of, premium on and interest accrued on this Note, provided, further, that in the case of an Event of Default of the character described in subparagraphs (e) and (f) of this Section 9, the principal of this Note shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the Holder the entire principal of, premium on and interest accrued on this Note.

                9.2 Remedies Cumulative. No remedy conferred in this Note upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                9.3 Remedies Not Waived. No course of dealing between the Company and the Holder and no delay by the Holder in exercising any rights hereunder shall operate as a waiver of any rights of Holder.

                9.4 Application of Payments. In case any one or more of the Events of Default shall have occurred, all amounts to be applied to the prepayment or payment of the Note, shall be applied, after the payment of all related costs and expenses incurred by the Holder (including, without limitation, reasonable compensation to any and all trustees, liquidators, receivers or similar officials and reasonable fees, expenses and disbursements of counsel) in such order of priority as is determined by the Holder.

                10. Expenses; Indemnity. The Company will pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold the Holder harmless (on an after tax basis) in respect of all costs, losses, expenses (including, without limitation, the reasonable fees, costs, expenses and disbursements of counsel) and damages (collectively, "Indemnified
Costs") incurred by or asserted against Holder in connection with the performance and/or enforcement of this Note (including, without limitation, so-called work-outs and/or restructurings and all amendments, waivers and consents hereunder and thereunder, whether or not effected).

                11. Governing Law; Jurisdiction; Waiver of Jury Trial. This Note, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the Commonwealth of Pennsylvania without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Pennsylvania and consents to the jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States District Courts for the Eastern District of Pennsylvania, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth in Section 13 hereof or as otherwise provided under the laws of the Commonwealth of Pennsylvania. Notwithstanding the foregoing, the Company agrees that nothing contained in this Section 11 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the Commonwealth of Pennsylvania. THE COMPANY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE COMPANY IN RESPECT OF ITS OBLIGATIONS HEREUNDER

                12. Defined Terms. The following terms have the following meanings:

                      12.1 "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                      12.2 "Business Day" means any day that is not a Saturday or a Sunday or a banking holiday in either Boston, Massachusetts or Philadelphia, Pennsylvania.

     12.3 "Capital Stock" means with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests, or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exercisable for any of the foregoing.

     12.4 "Change of Control" shall mean the occurrence of one or more of the following events: (a) any "person" (as such term is used in Section 3(a)(9) and 13(d)(3) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), other than the Original Investors, becomes the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the total voting power (including shares of capital stock which are non-voting but which are convertible into voting capital stock by their terms subject only to applicable law), value or economic interest of the common stock (or equivalent units) of the Company or the Guarantor or (b) any person, together with its affiliates and associates, other than the Original Investors, has the power, by contract or otherwise, to elect or to designate for election a majority of the board of directors or other governing body of the Company or (c) a sale or transfer (including by operation of law, such as in a merger) by the Company or any of its Subsidiaries of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity not an affiliate of the Company prior to such sale or transfer.

     12.5 "CIVC Group" means Continental Illinois Venture Corporation and CIVC Partners III and the affiliates, stockholders and partners of each of them and advisors of the foregoing (but only to the extent Series A Preferred and Class A Common Stock consisting of not more than 2% of aggregate amount of Capital Stock purchased by Continental Illinois Venture Corporation is transferred to such advisors).

     12.6 "Consolidated Interest Expense" means, for any period, the total of:
(a) the aggregate amount of interest, including commitment fees after the date hereof, payments in the nature of interest under capitalized leases and net payments under interest rate protection agreements, paid or accrued by the Company and its Subsidiaries (whether such interest is reflected as an item of expense or capitalized in accordance with GAAP on a consolidated basis), plus
(b) to the extent otherwise not included in clause (a) above, the amortization of deferred financing fees and costs, original issue discount relating to indebtedness and accrued interest on indebtedness not paid or payable in cash to the extent permitted by the terms, including subordination terms, of such indebtedness (including any interest paid in kind).

     12.7 "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries, for such period, determined in accordance with GAAP on a consolidated basis; provided, however, that Consolidated Net Income shall not include:

          (a) the income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries (other than a merger or consolidation of existing Subsidiaries);

          (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar distributions and
(ii) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Company or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

          (c) all amounts included in computing such net income (or loss) in respect of the write-up of any asset of the Company or any of its Subsidiaries on or after the date hereof, including the subsequent amortization or expensing of the written-up portion of such asset;

          (d) extraordinary, unusual or nonrecurring gains, including gains or losses on the sale of assets other than sales of inventory;

          (e) the income of any Subsidiary to the extent the payment of such income in the form of a distribution or repayment of Indebtedness to the Guarantor or a wholly-owned Subsidiary is not permitted, whether on account or any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary; and

          (f) any after-tax gains or losses attributable to returned surplus of any pension benefit plan.

     12.8 "Consolidated Pro Forma Acquisition EBITDA" means for any period, to the extent not already included in EBITDA, (a) the incremental net income of the Company and its Subsidiaries which results from including in the calculation of net income of the Company and its Subsidiaries for such period, on a pro forma basis in accordance with GAAP, (i) the amount of historical revenue for such period of each entity or business acquired by the Company or any of its Subsidiaries during such period, minus (ii) the amount of historical expenses for such period of each such acquired entity or business, plus (iii) the aggregate amount by which income described in (i) would have been increased and expenses described in (ii) would have been reduced had each such entity or business been acquired by the Company or any of its Subsidiaries, as the case may be, at the beginning of such period; plus (b) all amounts included in
(a)(ii) above (as adjusted pursuant to (a)(iii) above) in respect of: (i) depreciation, amortization and other noncash charges and expenses (including noncash charges and expenses included in the cost of goods sold) of such entity or business, (ii) interest expense (calculated in a manner consistent with the calculation of Consolidated Interest Expense) of such entity or business, and
(iii) taxes (whether current or deferred) based upon or measured by net income of such entity or business; provided, that the amounts in (a)(iii) and (b) above shall be determined in good faith by the Company's chief executive officer so long as Scott W. Brickman is the Company's chief executive officer and thereafter determined by the Company in good faith and subject to the reasonable approval of the Holder of this Note.

     12.9 "Credit Agreement" means the Credit Agreement dated as of January 14 1998 between the Company and BankBoston, N.A. and the other lenders party thereto, as it may be amended, modified or supplemented from time to time, and such agreement or any credit agreement or agreements evidencing any extension, renewal, replacement, refunding or refinancing thereof, in whole or in part (including, without limitation, inclusion of additional borrowers thereunder and increase in availability thereunder or extension of maturity thereof).

     12.10 "Distribution" means (a) the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of or other equity interests in the Company, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interests in the Company or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or otherwise,
(c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company and (d) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of any Indebtedness of the Company (or any Subsidiary) which by its terms or the terms of any agreement is subordinated to the payment of this Note.

     12.11 "Event of Default" shall have the meaning ascribed to it in Section 9 hereof

     12.12 "EBITDA" means for any Person, for any period, an amount equal to, without duplication, (a) the sum of (i) Consolidated Net Income for such period, plus (ii) all amounts deducted in computing such Consolidated Net Income in respect of (w) depreciation, amortization and other noncash charges and expenses (including noncash charges or expenses included in the cost of goods sold), (x) Consolidated Interest Expense, (y) taxes (whether current or deferred) based upon or measured by net income, and (z) fees and expenses (including transition expenses and other one time charges) payable with respect to or arising from either the acquisition of The Brickman Group, Ltd. or the acquisition by the Company or its Subsidiaries of any other business; provided however, that EBITDA for periods prior to the issuance hereof shall be the amounts indicated in
Exhibit 1 hereto.

     12.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations thereunder.

     12.14 "FCEC Group" means First Chicago Equity Corporation, Cross Creek Partners VIII and the affiliates, stockholders and partners of each of them and the advisors of the foregoing (but only to the extent Series A Preferred and Class A Common Stock consisting of not more than 2% of the aggregate amount of Capital Stock purchased by First Chicago Equity Corporation is transferred to such advisors).

     12.15 "Funded Debt" means Indebtedness excluding Seller Debt.

     12.16 "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States

Financial Accounting Standards Board provided that in the event of a change in generally accepted accounting principles from that in effect on December 31, 1997 that affects any of the calculations contained in Sections 7.2, 7.3 and 7.4 hereof, either the Company or the Holder may request a change in the definition of GAAP, in which case the parties hereto shall negotiate in good faith with respect to an amendment to this Note implementing such change.

     12.17 "Guarantor" means The Brickman Group, Ltd., an Illinois corporation.

     12.18 "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (an "incurrence," "incurred," "incurrable" and "incurring" shall have the meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed incurrence of such Indebtedness.

     12.19 "Indebtedness" means all obligations or liabilities of the Company (or other specified Person), without duplication, in respect of:

           (a) borrowed money;

           (b) indebtedness evidenced by notes, bonds, debentures or similar instruments;

           (c) capitalized lease obligations;

           (d) the deferred purchase price of assets, services or securities including Seller Debt (other than ordinary trade accounts payable in the ordinary course of business);

           (e) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and interest rate protection agreements (without duplication of other Indebtedness supported or guaranteed thereby);

           (f) all guarantees of Indebtedness of others of the type in items (a) through (e) referred to above.

     12.20 "IPO" shall mean an underwritten initial public offering (other than an Unit Offering) of the Capital Stock of the Company, or any Subsidiary of the Company or of any holding company that owns all or substantially all of the Capital Stock or other equity interests in the Company pursuant to a registration statement on Form S-1 or other appropriate form filed with the Securities and Exchange Commission.

     12.21 "Note" or any reference thereto shall mean and be deemed to refer to this Note.

     12.22 "Original Investors" means the CIVC Group, the FCEC Group, any Stockholder who owns any of the capital stock of the Company, The Brickman Foundation and their respective Permitted Transferees; provided, however, that the term "Original Investors" shall not in any event mean or include BankBoston, N.A. or Northwestern Mutual Life Insurance Company or any of their respective Affiliates.

     12.23 "Permitted Affiliate Payments" means (a) payments pursuant to the Registration Agreement, the Stockholders Agreement or the Stock Purchase Agreement, each dated as of the date hereof and any amendments, extensions, renewals or replacements thereof that are not disadvantageous in any material respect to the Holder in his or her capacity as such, and any payments pursuant to the Company's Amended and Restated Certificate of Incorporation or Bylaws,
(b) payments in the ordinary course of business in respect of (i) reasonable compensation paid to employees, officers and directors and (ii) advances and reimbursements to employees for travel expenses, drawing accounts and similar expenditures, (c) maintenance services contracts with any Affiliate of the Company that are on terms comparable to contracts with non-Affiliates, (d) any arrangement or agreement with any Stockholder or any Affiliate thereof and The Brickman Foundation and any amendments, extensions, renewals or replacements thereof, and (e) loans to officers, directors and employees to finance the purchase from the Company of capital stock of the Company.

     12.24 "Permitted Tax Distribution" shall mean distributions by the Company to its shareholders, partners or members from time to time in an amount approximately equal to the income tax liability of such shareholders, partners or members, as the case may be, of the Company resulting from the taxable income of the Company (after taking into account, to the extent they may reduce such tax liability, all of the prior tax losses of the Company to the extent such losses have not been previously deemed to reduce the taxable income of the Company and thereby reduce distributions for taxes in accordance herewith); such distribution for taxes shall be based on the approximate highest combined tax rate that applies to any one of the shareholders, partners, or members, as the case may be, of the Company.

     12.25 "Permitted Transferees" means (a) in the case of a Stockholder, any person who takes pursuant to the applicable laws of descent and distribution, any other Stockholder, any spouse or descendant (whether natural or adopted) of any Stockholder and any trust for the benefit of any Stockholder or for the benefit of any Stockholder's spouse and/or descendants and (b) in the case of First Chicago Equity Corporation and Continental Illinois Venture Corporation, each of Continental Illinois Venture Corporation and First Chicago Equity Corporation, respectively, CIVC Partners III and Cross Creek Partners VIII and any affiliate of First Chicago Equity Corporation and Continental Illinois Venture Corporation and any director of the Company jointly selected by First Chicago Equity Corporation and Continental Illinois Venture Corporation pursuant to the terms of the Stockholders Agreement among the stockholders of the Company, but only to the extent the original cost of the shares sold or transferred to all such directors by First Chicago Equity Corporation and Continental Illinois

Venture Corporation does not exceed in the aggregate $2 million. For the purpose of this definition of "Permitted Transferees," affiliate shall mean and include any Person, directly or indirectly controlling, controlled by or under common control with such corporations and any partner of such corporations which is a partnership. BankBoston, N.A. and Northwestern Mutual Life Insurance Company and their respective Affiliates shall not be and shall not be considered in any respect a "Permitted Transferee" under this definition or this Note.

          12.26 "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          12.27 "Recapitalization" shall mean a transaction or a series of related transactions pursuant to which the Company receives additional debt and/or equity financing and all or a portion of such financing is used to make distributions of more than $1 million to or on account of the holders of the equity securities of the Company (other than, in any case, a transaction to finance a Distribution permitted under Section 7.4(b).

          12.28 "Representative" means the agent, trustee or representative (if any) under the Credit Agreement for so long as the Credit Agreement shall remain outstanding and thereafter any trustee, agent or representative (if any) with respect to any issue of Senior Debt.

          12.29 "Seller Debt" means (a) debt issued by the Company to target shareholders, owners or interest holders in connection with acquisitions by the Company or any of its Subsidiaries of at least a majority of the Capital Stock or other beneficial interests in, or all or a significant portion of the assets of any other Person or businesses and any non-competition or other payments in the nature of purchase price required to be paid in connection with such acquisitions and (b) Indebtedness in respect of this Note.

          12.30 "Senior Debt" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expenses, reimbursement obligations, indemnities, and other amounts owing pursuant to the terms of all agreements, documents and instruments providing for, creating, securing, or evidencing or otherwise entered into in connection with (a) all Indebtedness of the Company owed to lenders or agents under the Credit Agreement and (b) all other Indebtedness of the Company which does not expressly provide that it is to rank pari passu with or subordinate to this Note and (c) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Debt described above. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) Indebtedness of the Company to any of its Subsidiaries, (b) Indebtedness represented by this Note, (c) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to this Note, (d) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business and (e) Indebtedness incurred in violation of Section 7.3 hereof.

               12.31 "Senior Debt Non-Payment Default" means any default or event of default (other than a Senior Debt Payment Default) under any agreement or instrument relating to Specified Senior Debt. For the purposes of the immediately preceding sentence, an "event of default" shall exist when as a result thereof the holders of the Specified Senior Debt are then permitted to cause such Specified Senior Debt to become due prior to its scheduled maturity.

               12.32 "Senior Debt Payment Default" means any default in the payment of principal of, premium, if any, on or interest on, or other amounts payable on, or in connection with, the Senior Debt, irrespective of whether such default in payment results from a failure to pay any amount when originally scheduled to be paid or upon acceleration or otherwise.

               12.33 "Specified Senior Debt" means (a) any Senior Debt under the Credit Agreement or (b) any Senior Debt which at the time of determination exceeds $10.0 million in aggregate principal amount and is specifically designated in the instrument evidencing such Senior Debt as "Specified Senior Debt."

               12.34  "Stockholders" shall mean Theodore W. Brickman, Jr., Sally
B. Brickman, Steven G. Brickman, Scott W. Brickman, Julie B. Carr and Susan B. McGrath.

               12.35 "Stockholders Representative" shall mean Theodore W. Brickman, Jr. or his successor.

               12.36 "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of the shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers, or trustees thereof is at the time owned or controlled directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

               12.37 "Unit Offering" means a public offering of a combination of debt and equity securities of the registrant in which not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities.

          13.  General Provisions.

               13.1 This Note embodies the entire agreement and understanding by the Holder and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

               13.2 Each covenant contained herein shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

               13.3 If any provision in this Note refers to any action taken or to be taken by a person, or which such person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

               13.4 If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected.

               13.5 All notices and other communications provided for herein shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally; (b) on the date of transmission if sent via facsimile transmission to the facsimile number given below, and the telephonic confirmation of receipt is obtained promptly after completion of transmission;
(c) on the date after delivery to a reputable nationally recognized overnight courier service or (d) three days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by a like notice):

               (i) if to the Company, to the Company at:

                     Brickman Holdings Corp.
                     375 S. Flowers Mill Road
                     Langhorne, PA 19047
                     Attention: Chief Executive Officer
                     Fax: (215) 757-9630

                     with copies to:

                     Kirkland & Ellis
                     200 East Randolph Drive
                     Chicago, IL 60601
                     Attention: William S. Kirsch, P.C.
                     Fax: (312) 861-2200

                     Continental Illinois Venture Corporation
                     231 South LaSalle Street
                     Chicago, Illinois 60697
                     Attention: Christopher J. Perry
                     Fax: (312) 987-0763

                     First Chicago Equity Corporation
                     Three First National Plaza
                     Suite 1210

                     Chicago, IL 60601
                     Attention: Eric C. Larson
                     Fax: (312)732-7483

               (ii) if to Holder, to:

                     Theodore W. Brickman, Jr.
                     3219 Buck Road
                     Huntingdon Valley, Pennsylvania 19006

                     with a copy to:

                     Dechert Price & Rhoads
                     4000 Bell Atlantic Tower
                     1717 Arch Street
                     Philadelphia, PA 19103
                     Attention: Carmen J. Romano
                     Fax: (215) 994-2222

Such addresses may be changed, from time to time, by means of a notice given in the manner provided for in this Section 13.5; provided that no such notice shall be effective until it is received by the other parties hereto.

               13.6 The section headings of this Note are for convenience only and shall not affect the meaning or interpretation of this Note or any provision hereof.

               13.7 This Note shall inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Holder.

               13.8 Any term of this Note may, with the consent of the Company, be amended, or compliance therewith may be waived, in writing only, by the Holder, (or in the event that this Note has been transferred in part or is exchanged for more than one Note pursuant to the terms of Section 6.1, then by holders of a majority of the principal amount of Notes then outstanding) provided that no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon and provided further, that without the consent of each holder of any Note affected, an amendment under this Section may not:

                     (a) reduce the percentage of Notes whose holders must consent to an amendment or waiver;

                     (b) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                     (c) reduce the principal of or change the fixed maturity of any Note or alter the redemption provisions of Sections 3, 4 and 5 hereof with respect thereto;

                     (d) make any Note payable in money other than that stated in this Note; or

                     (e) make any change in Section 7.1 hereof or in this sentence of this Section 13.8.

          IN WITNESS WHEREOF, the Company and Stockholders Representative have executed this Note on the date first above written.

                                        BRICKMAN HOLDINGS CORP.


                                        By: /s/ Eric C. Larson
                                            ------------------------------------
                                            Name: Eric C. Larson
                                            Title: Vice-President



                                        STOCKHOLDERS REPRESENTATIVE:

                                        /s/ Theodore W. Brickman, Jr.
                                        ----------------------------------------
                                        Theodore W. Brickman, Jr.

                      GUARANTEE OF THE BRICKMAN GROUP, LTD.

          FOR VALUE RECEIVED and intending to be legally bound, The Brickman Group, Ltd., an Illinois corporation, hereby unconditionally guarantees to the Holder of this Note upon which this Guarantee is endorsed the due and punctual payment of the principal of (including premium, if any) and interest on and other amounts due under such Note (collectively the "Obligations") when and as the same shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of such Note. In the event any part of the Obligations shall not have been so paid in full when due and payable, the Guarantor hereby agrees to pay or cause to be paid the amount of such Obligations which are then due and payable and unpaid.

          The Guarantee is a guarantee of payment and not of collectability. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Note, the absence of any action to enforce the same, any waiver or consent by the Holder of such Note with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Guarantee.

                                        THE BRICKMAN GROUP, LTD.


                                        By: /s/ Theodore W. Brickman, Jr.
                                            ------------------------------------
                                            Name: Theodore W. Brickman, Jr.
                                            Title: Chairman

                                   Exhibit 1

Ouarter Ended                           EBITDA
-------------                           ------

March 31, 1997                        ($156,000)

June 30, 1997                        $8,290,000

September 30, 1997                   $7,166,000

December 31, 1997                    $4,300,000